Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-249722, 333-208667, and 333-186575) on Form S-8 of our report dated June 20, 2024, with respect to the financial statements of General Dynamics Corporation 401(k) Plan 6.0.

/s/ KPMG LLP

McLean, Virginia June 20, 2024